                                                                 Exhibit 10.8(b)

                                                                  Execution Copy

               SEPARATION AGREEMENT AND GENERAL RELEASE AND WAIVER

         This Separation Agreement and General Release and Waiver (this "Agreement") is made as of January 29, 2003, among J. Crew Group, Inc., a New York corporation (the "Parent") and its operating subsidiary J. Crew Operating Corp. (the "Employer," and together with the Parent, "Crew"), with offices at 770 Broadway, New York, NY, and Kenneth S. Pilot (the "Employee").

         WHEREAS, Crew engaged the Employee to be the Chief Executive Officer of the Employer and the Parent;

         WHEREAS, the Employee, the Parent and the Employer are parties to an Employment Agreement dated August 26, 2002 (the "Employment Agreement");

         WHEREAS, Section 5(a) of the Employment Agreement provides that, as a condition to the receipt of certain benefits described therein, the Employee shall be required to execute a general release of claims in the form appended to the Employment Agreement;

         WHEREAS, the parties wish to confirm the termination of the Employee's employment with Crew and set forth their agreement as to the manner in which the Employee's employment with Crew will be closed out;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, Crew and the Employee agree as follows:

         1. Termination of Employment. The parties hereto hereby agree that the Employee's employment with Crew terminated as of January 29, 2003 (the "Date of Termination"). The Employee hereby resigns, effective as of the Date of Termination, all positions, titles, duties, authorities and responsibilities with, arising out of or relating to his employment with Crew and its affiliates and agrees to execute all additional documents and takes such further steps as may be required to effectuate such resignation.

         2. Certain Payments and Benefits.

         (a) Pursuant to Section 5(a) of the Employment Agreement, Crew shall pay the Employee the lump-sum amount of $2,494,500, which represents the sum of
(i) $1,400,000 (two times the Employee's current base salary of $700,000), (ii) $546,000 (the Employee's guaranteed 2002 and 2003 Bonus), (iii) $530,000 (transition services and relocation reimbursement), (iv) $13,500 (1 week of accrued vacation), and (v) $5,000 (tax adviser fees). In addition to the foregoing, (x) the Employee shall become fully vested in the Restricted Shares granted to him in accordance with Sections 2(f)(ii) of the Employment Agreement,
(y) the Company agrees not to exercise the call rights provided under Section 3(b) of the Stockholders' Agreement, dated September 9, 2002, between the Parent, the Employee and TPG Partners II, L.P., with respect to the Granted Shares and Restricted Shares granted pursuant to Sections 2(f)(i) and (ii) of the Employment Agreement and waives the right of it and its designated assignee to do so, and (z) the Company shall pay the premiums in connection with providing COBRA coverage for the Employee until the earlier of (A) eighteen months from the Date of

Termination, or (B) such time as the Employee shall become entitled to coverage under any welfare benefit plan of another employer. The payments and benefits provided in this Section 2(a) shall be referred to herein as the "Termination Payment."

         (b) In addition to the Termination Payment, Crew shall (i) pay for the Employee's reasonable legal fees incurred in connection with this Agreement in an amount not to exceed $7,500, (ii) provide a lump-sum payment to the Employee for executive outplacement services for the Employee and miscellaneous publications in an amount not to exceed $15,000 (iii) reimburse the Employee's reasonable business expenses upon presentation to Crew by the Employee of statements of such expenses no later than thirty days after the Date of Termination, (iv) permit the Employee to keep for his personal use the laptop computer and fax machine issued to the Employee by Crew, and (v) continue to pay the Employee's current Base Salary and provide benefits as if the Employee remained employed through January 31, 2003.

         (c) The Termination Payment shall be reduced by any required tax withholding. The Termination Payment shall not be taken into account as compensation and no service credit shall be given after the Date of Termination for purposes of determining the benefits payable to the Employee or the Employee's family under any plan, program, agreement or arrangement of Crew. The Employee acknowledges that, except for the Termination Payment, he is not entitled to any payment in the nature of severance or termination pay from Crew.

         (d) The Employee shall be entitled to any benefit to which the Employee may be entitled under any tax qualified pension plan of Crew or its affiliates, continuation of health insurance benefits, as provided above, to the extent provided in Section 4980B of the Internal Revenue Code of 1986 and Section 601 of the Employee Retirement Income Security Act of 1974, as amended (which provisions are commonly known as "COBRA") and any other similar benefits required to be provided by law.

         3.  General Release and Waiver

         (a) The Employee hereby releases, remises and acquits the Employer, the Parent and all of their respective affiliates, and their respective officers, directors, shareholders, members, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns, jointly and severally, from any and all claims, known or unknown, which the Employee or the Employee's heirs, successors or assigns have or may have against any of such parties arising on or prior to the date this Agreement is executed by the Employee and any and all liability which any of such parties may have to the Employee, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however, denominated, including but not limited to, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. ss. 1981, the New York Human Rights Law, N.Y. Exec. Law Article 15 et seq., New York Executive Law ss. 296, ss. 8-107 of the Administrative Code and Charter of New York City, or any other federal, state or local law and any workers' compensation or disability claims under any such laws or claims under any contract (including without limitation the Employment Agreement). This release relates to any and all claims, including without limitation claims arising from and during the

Employee's employment relationship with the Employer, the Parent and their respective affiliates or as a result of the termination of such relationship. The Employee further agrees that the Employee will not file or permit to be filed on the Employee's behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Employee's right to file a charge with the Equal Employment Opportunity Commission (the "EEOC") in connection with any claim he believes he may have against the Employer, the Parent or their respective affiliates. However, by executing this Agreement, the Employee hereby waives the right to recover in any proceeding the Employee may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Employee's behalf. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. This release shall not apply to any obligation of the Employer, the Parent or their respective affiliates pursuant to this Agreement or any rights in the nature of indemnification (including without limitation pursuant to Crew's directors' and officer's liability insurance policy) which the Employee may have with respect to claims against the Employee relating to or arising out of his employment with the Employer, the Parent or their respective affiliates.

         (b) The Employee acknowledges that the Termination Payment constitutes good and valuable consideration for the release contained in this Section 3.

         4. Confidentiality of Agreement. The Employee and Crew shall keep the terms of this Agreement confidential and shall not directly or indirectly disseminate any information (in any form) regarding this Agreement to any person or entity except as may be agreed to in writing by the other party. Notwithstanding the foregoing, either party may disclose the information described herein, to the extent compelled to do so by lawful service of process, subpoena, court order, or as otherwise compelled to do by law, including full and complete disclosure in response thereto, in which event such party agrees to provide the other party with a copy of the document(s) seeking disclosures of such information promptly upon receipt of such document(s) and prior to disclosure of any such information, so that the other party may, upon notice to the first party, take such action as it deems to be necessary or appropriate in relation to such subpoena or request. The obligations under this Section 4 shall cease for both parties at such time that this document (once executed by both parties) is filed publicly with the Securities and Exchange Commission.

         5. Incorporation by Reference. The following sections of the Employment Agreement are hereby incorporated by reference as if repeated herein:
Section 2(n) (relating to indemnification); Section 6 ("Non-Solicitation"), as agreed by the parties; Section 8 ("Confidentiality; Non-Disclosure; Non-Disparagement"); Section 9 ("Injunctive Relief"); and Section 11(j) (relating to arbitration). Crew hereby expressly waives the Non-Compete provisions contained in Section 7 of the Employment Agreement.

         6. Certain Forfeitures in Event of Breach. The Employee acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event the Employee materially breaches any of his obligations under Section 3 of this Agreement, the Employee will forfeit his right to receive the Termination Payment to the extent not theretofore paid to him as of the date of such breach and, if already made as of the time of breach, the Employee agrees that he will reimburse Crew, immediately, for the amount of such payment.

         7. No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind by Crew or its affiliates.

         8. Heirs and Assigns. The terms of this Agreement shall be binding on the parties hereto and their respective successors and assigns.

         9.  General Provisions

         (a) Integration. This Agreement constitutes the entire understanding of Crew and the Employee with respect to the subject matter hereof and supersedes all prior understandings, written or oral, including without limitation the Employment Agreement. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of Crew or the Employee to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         (b) Choice of Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York, without regard to its choice of law provisions.

         (c) Construction of Agreement. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

         (d) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         (e) Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

         If to Crew:

         J. Crew Group, Inc.
         770 Broadway, Twelfth Floor

         New York, New York 10003

         Attention:  Board of Directors and Secretary

         with a copy to:

         Paul Shim, Esq.
         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, NY  10006

If to the Employee, to the address on record with Crew; or, for either party, to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

         10. Knowing and Voluntary Waiver. The Employee acknowledges that, by the Employee's free and voluntary act of signing below, the Employee agrees to all of the terms of this Agreement and intends to be legally bound thereby.

         The Employee understands that he may consider whether to agree to the terms contained herein for a period of twenty-one days after the date hereof. Accordingly, the Employee may execute this Agreement by February 19, 2003, to acknowledge his understanding of and agreement with the foregoing. However, the Termination Payment provided herein will be delayed until this Agreement is executed and returned to Crew. The Employee acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

         This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Employee (the "Effective Date"). During the seven-day period prior to the Effective Date, the Employee may revoke his agreement to accept the terms hereof by indicating in writing to Crew his intention to revoke. If the Employee exercises his right to revoke hereunder, he shall forfeit his right to receive any of the benefits provided for herein, and to the extent such payments have already been made, the Employee agrees that he will immediately reimburse Crew for the amounts of such payment.

         The Employee acknowledges that, by his free and voluntary act of signing below, he agrees to all of the terms of this Release and intends to be legally bound thereby.

         IN WITNESS WHEREOF, the Employer and the Parent have caused this Agreement to be signed by their duly authorized representatives and the Employee has signed this Agreement has of the day and year first above written.

                                      J. CREW GROUP, INC.

                                     ___________________________________________
                                      Name: Scott M. Rosen
                                      Title: Executive Vice President and Chief
                                      Financial Officer

                                      J. CREW OPERATING CORP.

                                     ___________________________________________
                                      Name: Scott M. Rosen
                                      Title: Executive Vice President and Chief
                                      Financial Officer

                                     ___________________________________________
                                      Kenneth S. Pilot

Acknowledgment

         STATE OF ___________________)
                                        ss:
         COUNTY OF___________________)

On the ____ day of __________, ____, before me personally came ______________
who, being by me duly sworn, did depose and say that he resides at ___________________________; and did acknowledge and represent that he has had an opportunity to consult with attorneys and other advisers of his choosing regarding the Separation Agreement and General Release and Waiver attached hereto, that he has reviewed all of the terms of the Separation Agreement and General Release and Waiver and that he fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein.

_________________________
Notary Public

Date:  __________________